Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement (Form S-8 No. 333-130399) pertaining to the James River Group, Inc. 2003 Incentive Plan of our report dated February 13, 2006, with respect to the consolidated financial statements and schedules of James River Group, Inc. for the year ended December 31, 2005, included in its Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Richmond, Virginia
July 31, 2006